                                                                   EXHIBIT 10.27


                                OPTION AGREEMENT


        THIS OPTION AGREEMENT (the "Agreement") is entered into and shall be effective as of July 22, 1997, by and between Bikers Dream, Inc., a corporation organized under the laws of the State of California ("Company") and Bruce W. Barren ("Optionee").


                                    RECITALS
                                    --------

        WHEREAS, Company and Optionee have entered into a Settlement Agreement and Mutual Release of even date herewith (the "Settlement Agreement"); and

        WHEREAS, the Company, pursuant to the terms of the Settlement Agreement, has agreed to grant Optionee an option to purchase shares of the Company's Common Stock in accordance with the terms of this Option Agreement.

        NOW, THEREFORE, it is agreed:

        1. Grant of Option. Company grants to Optionee the irrevocable right and option (the "Option") to purchase one hundred fifty thousand (150,000) shares of the Company's Common Stock (the "Shares") at a price of eighty-seven and one-half cents ($.875) per share.

        2. Option Term. The term of the Option shall be for a period of one (1) year commencing on the date hereof and expiring on July 21, 1998 (the "Expiration Date").

        3. Exercise of Option. The Option may be exercised with respect to all or any portion of the Shares at any time after the date hereof and prior to the Expiration Date.

        4. Method of Exercise. The Option may be exercised by giving written notice of exercise of the Option to the Company at the address and in the manner set forth in Section 9(e) below. The notice shall state Optionee's election to exercise the Option and the number of Shares with respect to which the Option is being exercised. The notice of exercise shall be accompanied by full payment (in cash or by check) of the amount of the purchase price of the Shares as to which the Option is being exercised, except that the Company agrees that Optionee is entitled to a credit of Fifteen Thousand Dollars ($15,000) which shall be applied to the payment of the purchase price of the first Seventeen Thousand One Hundred Forty Two (17,142) shares as to which the Option is exercised. A certificate or certificates for the Shares as to which the Option is exercised shall be delivered to Optionee as soon as practicable after the notice and payment has been received by the Company.

        5. Investment Representations. Optionee represents and agrees that unless a registration statement under the Securities Act of 1933 is in effect as to Shares purchased upon exercise of the Option:

                (a) Optionee is acquiring the Option Shares upon exercise of the Option for Optionee's own account, and not with a view to, or for sale in connection with, any distribution thereof;

                (b) The Shares shall not be sold or transferred until they first shall have been registered under the Securities Act of 1933, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act of 1933; and

                (c) The certificates evidencing the Shares issued upon exercise of the Option will bear the following restrictive legend:

                        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

        6. Privileges of Stock Ownership. Optionee shall not have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable upon the exercise of the Option until certificates representing such Shares shall have been issued and delivered.

        7. Adjustments to Number and Purchase Price of Shares. If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which the Option may be exercised pursuant to this Agreement. Any such adjustment in shares subject to the Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share covered by the Option.

                Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another person or persons, appropriate provision shall be made in writing in connection with such transaction for the continuance of the Option and for the assumption of the obligations of the Company hereunder, or the substitution for the option granted hereunder of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and exercise prices.

        8. Registration Rights. The Company agrees to register the Shares on a Form S-8 registration statement and to work as expeditiously as possible to file such registration statement with the Securities and Exchange Commission by August 14, 1997. The costs and expenses of such registration shall be borne entirely by the Company.

        9.      General Provisions.
                ------------------

                (a) The subject headings of the sections and paragraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

                (b) This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                (c) This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (d) This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and permitted assigns.

                (e) Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if given by personal delivery, telex, facsimile, telegram or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested.

                        If such notice, demand or other communication is given by personal delivery, telex, facsimile or telegram, service shall be conclusively deemed made at the time of receipt. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given forty-eight (48) hours after the deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as hereinafter set forth:

                To Company:     Bikers Dream, Inc.
                                1420 Village Way
                                Santa Ana, California 92705
                                Attention: Donald J. Duffy,
                                           Chief Executive Officer

                To Optionee:    At the address set forth below his name on the
                                signature page of this Agreement.

        Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

        IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.

"COMPANY"                               "OPTIONEE"

Bikers Dream, Inc.                      /s/ Bruce W. Barren
                                        -----------------------------------
By:  /s/ Donald Duffy                   Bruce W. Barren
    -----------------------------       Address:
Its:     CEO                            11099 Sunset Boulevard
    -----------------------------       Los Angeles, CA 90049-3224